Exhibit 10.10

SUBLEASE

This Sublease (this “Sublease”) is entered into between SCINTERA NETWORKS, INC., a Delaware corporation (“Sublessor”), and INPHI CORPORATION, a Delaware corporation (“Sublessee”), as of the 15th day of November, 2007.

1. Recitals. This Sublease is made with reference to the fact that Coast Properties, a California general partnership (“Coast”), as landlord, and Sublessor, as tenant, entered into that certain Standard Industrial/Commercial Multi-Tenant Lease—Net, dated as of August 10, 2006, as amended (the “Master Lease”), with respect to premises located at 1154 Sonora Court, Santa Clara, California (the “Premises”). Coast subsequently transferred the property in which the Premises are located to Inland American/Stephens (Sonora) Ventures, LLC, a Delaware limited liability company (“Master Lessor”), which is the current “Lessor” under the Lease. A copy of the Master Lease is attached hereto as Exhibit A and incorporated by reference herein.

2. Subleased Premises. Sublessor hereby subleases to Sublessee, upon the terms and conditions set forth herein, a portion of the Premises more particularly shown on Exhibit B attached hereto (the “Subleased Premises”). In connection with its use of the Subleased Premises, Sublessee shall also have the right to use (a) in common with Sublessor and the other occupants of the building in which the Premises are located, the common areas outside the Premises that Sublessor has the right to use under the Master Lease, (b) in common with Sublessor and the other occupants of the Premises, the hallways, stairways, restrooms and other areas of the Premises that may be reasonably necessary for Sublessee’s use of the Subleased Premises shown on Exhibit C attached hereto (the “Shared Areas”), and (c) the office furniture located in the Subleased Premises as of the date hereof described on Exhibit D attached hereto (the “Furniture”). Sublessee shall have no right to enter, and shall prevent its employees, agents, contractors, licensees and invitees from entering, portions of the Premises other than the Subleased Premises and the Shared Areas. Sublessee shall use commercially reasonable efforts to prevent its agents, employees or contractors from discovering or otherwise coming into contact with confidential information of Sublessor or other occupants of the Premises. If, despite such efforts, any such confidential information is discovered, Sublessee shall promptly inform Sublessor of such discovery, and shall hold, and use reasonable efforts to cause its employees, agents, contractors, invitees and licensees to hold, such information confidential.

3. Term. The term of this Sublease (the “Term”) shall commence on November 15, 2007 (the “Commencement Date”), and shall terminate ninety (90) days after either Sublessor or Sublessee has given the other party written notice of such termination, or at such earlier time as this Sublease is terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms. The Term shall in any event expire no later than December 30, 2009.

4. Rent.

A. Base Rent. Sublessee shall pay to Sublessor as base rent for the Subleased Premises (“Base Rent”) for each month during the Term, (i) from the Commencement Date through December 31, 2007, the amount of Six Thousand Four Hundred Dollars ($6,400) per month, (ii) from January 1, 2008, through December 31, 2008, the amount of Seven Thousand Two Hundred Dollars ($7,200) per month, and (iii) from January 1, 2009, through the expiration of the Term, the amount of Eight Thousand Four Hundred Dollars ($8,400) per month. Base Rent shall be paid on or before the first (1st) day of each month; provided, however, Sublessee shall pay to Sublessor Base Rent for the first month of the Term upon execution hereof. Base Rent and Additional Rent (as defined below) for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment. Base Rent and Additional Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Base Rent and Additional Rent shall be paid directly to Sublessor at the Premises, or such other address as may be designated in writing by Sublessor.

B. Other Premises Expenses. Sublessee shall also pay Sublessor for each month during the Term the sum of Eight Thousand Eight Hundred Dollars ($8,800) (“Additional Premises Expenses”), which amount Sublessor and Sublessee have agreed will cover regularly—scheduled expenses for depreciation of furniture, fixtures and equipment, cleaning and maintenance charges, utilities, telephone and data communication services, and kitchen supplies regularly provided by Sublessor for its own employees. Sublessee shall pay Sublessor such Additional Premises Expenses on the first day of each month at the same time as Sublessee pays Base Rent. Notwithstanding the foregoing, in the event any cost or expense is incurred by Sublessor under the Master Lease or otherwise for Sublessee’s sole benefit (including the disproportionate use of utilities) or as a result of Sublessee’s request for certain services (such as after hours HVAC charges), Sublessee shall pay the entire cost thereof upon demand.

C. Additional Rent. All monies other than Base Rent required to be paid by Sublessee under this Sublease, including, without limitation, Additional Premises Expenses, shall be deemed additional rent (“Additional Rent”). Base Rent and Additional Rent hereinafter collectively shall be referred to as “Rent”.

5. Security Deposit. Upon execution hereof, Sublessee shall deposit with Sublessor the sum of Sixteen Thousand Dollars ($16,000) (the “Security Deposit”), in cash, as security for the performance by Sublessee of the terms and conditions of this Sublease. If Sublessee fails to pay Rent or other charges due hereunder or otherwise defaults with respect to any provision of this Sublease, then Sublessor may draw upon, use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, for the payment of any other sum which Sublessor has become obligated to pay by reason of Sublessee’s default, or to compensate Sublessor for any loss or damage which Sublessor has suffered thereby. If Sublessor so uses or applies all or any portion of the Security Deposit, then Sublessee, within ten (10) days after demand therefor, shall deposit cash with Sublessor in the amount required to restore the Security Deposit to the full amount stated above. Upon the expiration of this Sublease, if Sublessee is not in default, Sublessor shall return to Sublessee so much of the Security Deposit as has not been applied by Sublessor pursuant to this paragraph, or which is not otherwise required to cure Sublessee’s defaults.

6. Late Charge. If Sublessee fails to pay to Sublessor any amount due hereunder within five (5) days after the due date, Sublessee shall pay Sublessor upon demand a late charge equal to ten percent (10%) of the delinquent amount accruing from the due date. In addition, Sublessee shall pay to Sublessor interest on all amounts due, at the rate of ten percent (10%) per annum or the maximum rate allowed by law, whichever is less, from the due date to and including the date of the payment. The parties agree that the foregoing late charge represents a reasonable estimate of the cost and expense which Sublessor will incur in processing each delinquent payment. Sublessor’s acceptance of any interest or late charge shall not waive Sublessee’s default in failing to pay the delinquent amount.

7. Use; Compliance with Laws; Rules. Sublessee may use the Subleased Premises only for general office, engineering, and research and development for fabless semiconductors as previously used by Sublessor. Sublessee shall promptly observe and comply with all laws with respect to Sublessee’s use of the Subleased Premises. Sublessee shall comply with all reasonable rules and regulations promulgated from time to time by Sublessor or by Master Lessor.

8. Insurance. Sublessee shall obtain and keep in full force and effect, at Sublessee’s sole cost, a commercial general liability policy of insurance protecting Sublessee against claims for bodily injury, personal injury and property damage based upon, involving or arising out of Sublessee’s use or occupancy of the Subleased Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence. The policy shall include coverage for liability assumed under this Sublease as an “insured contract” for the performance of Sublessee’s indemnity obligations under this Sublease, shall be primary and shall name Sublessor and Master Lessor as an additional insured. Sublessee shall also obtain and keep in full force and effect, at Sublessee’s sole cost, a policy of “all risk” property insurance insuring Sublessee’s personal property in the subleased Premises. In addition, Sublessee shall obtain and keep in full force and effect, at Sublessee’s sole cost, workmen’s compensation and employer’s liability insurance as required by law and business auto liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident. No later than five (5) days prior to the Commencement Date, Sublessee shall deliver certificates evidencing such insurance to Sublessor. Each such insurance policy shall be in a form and from an insurance company reasonably acceptable to Sublessor. Such insurance shall not be reduced, modified or cancelled on less than thirty (30) days notice to Sublessor and Master Lessor.

9. Taxes. Sublessee shall pay before delinquency all taxes imposed against Sublessee’s personal property in the Subleased Premises.

10. Release and Waiver of Subrogation. Notwithstanding anything to the contrary herein, Sublessor and Sublessee hereby release each other, and their respective agents, employees, sublessees, and contractors, from all liability for damage to any property that is caused by or results from a risk which is actually insured against or which would normally be covered by “all risk” property insurance, without regard to the negligence or willful misconduct of the entity so released.

11. Indemnity. Except to the extent caused by the negligence or willful misconduct of Sublessor, its agents, employees or contractors, Sublessee shall defend, indemnify, protect and hold harmless Sublessor from and against any and all liability, loss, claim, damage and cost (including attorneys’ fees) to the extent due to Sublessee’s use of the Premises, the Furniture or the Shared Areas or the negligence or willful misconduct of Sublessee or its agents, employees or contractors or Sublessee’s violation of the terms of this Sublease. Except to the extent caused by the negligence or willful misconduct of Sublessee, its agents, employees or contractors, Sublessor shall defend, indemnify, protect and hold harmless Sublessee from and against any and all liability, loss, claim, damage and cost (including attorneys’ fees) to the extent due to the negligence or willful misconduct of Sublessor or its agents, employees or contractors or Sublessor’s violation of the terms of this Sublease. These indemnifications shall survive the termination of this Sublease.

12. Hazardous Materials. Sublessee shall not use, store, transport or dispose of, in or about the Premises, any material or substance that is now or hereafter designated by any applicable governmental authority to be, or regulated by any applicable governmental authority as, radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

13. Repairs. Sublessee accepts the Subleased Premises and the Furniture in its “AS-IS/WHERE IS” condition with all faults and defects. Sublessee shall maintain the Subleased Premises and the Furniture in good condition and repair and promptly repair any damage it causes to the Premises and the Furniture. Sublessee shall not remove the Furniture from the Subleased Premises.

14. Alterations. No alterations or improvements shall be made to the Subleased Premises or the Furniture, except in accordance with the Master Lease, and with the prior written consent of Sublessor, which consent may be withheld in Sublessor’s sole discretion. Any alterations to the Subleased Premises shall be performed in strict accordance with the provisions of Section 7.3 of the Master Lease.

15. Damage/Condemnation. If the Subleased Premises or the Premises are damaged due to any peril, or if all or any part of the Subleased Premises or the Premises is taken by the exercise of the power of eminent domain or a voluntary transfer in lieu thereof, this Sublease, at Sublessor’s election, shall terminate immediately upon such damage or condemnation. If the Subleased Premises are so damaged or taken, Base Rent shall be abated on a percentage basis to the same extent that Sublessor’s rent is abated with respect to the Subleased Premises under the Master Lease. Sublessee shall not be entitled to any proceeds in connection with a condemnation of the Premises.

16. Assignment and Subletting. Sublessee may not assign this Sublease, sublet the Subleased Premises or permit any use of the Subleased Premises by another party (collectively, “Transfer”) without the prior written consent of Sublessor, which consent may be withheld in Sublessor’s sole discretion. The following shall also constitute Transfers requiring Sublessor’s consent hereunder: (a) the transfer, in one or more transactions, of over fifty percent (50%) of the capital stock or other ownership interests of Sublessee; and (b) any assignment or transfer by operation of law or otherwise in connection with a merger, consolidation, reorganization, stock sale or other like transaction. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. Any Transfer without such consent shall be void. Sublessor’s waiver or consent to any assignment or subletting shall be ineffective unless set forth in writing, and Sublessee shall not be relieved from any of its obligations under this Sublease unless the consent expressly so provides. Sublessor shall have all of the rights of Master Lessor under Section 12 of the Master Lease with respect to any Transfer.

17. Services. Sublessor shall provide or use commercially reasonable efforts to cause Master Lessor to provide Sublessee the services described in Exhibit E attached hereto; provided, however, Sublessor shall not be responsible for any interruption in such services or failure to provide such services for reasons beyond Sublessor’s reasonable control.

18. Default. Sublessee shall be in default of its obligations under this Sublease if any of the following events occur: (a) Sublessee fails to pay any Rent when due, when such failure continues for three (3) days; (b) Sublessee fails to perform any other term, covenant or condition of this Sublease and fails to cure such breach within fifteen (15) days after delivery of a written notice specifying the nature of the breach; provided, however, that if more than fifteen (15) days reasonably are required to remedy the failure, then Sublessee shall not be in default if Sublessee commences the cure within the fifteen (15) day period and thereafter diligently endeavors to complete the cure; (c) Sublessee makes a general assignment of its assets for the benefit of its creditors, including attachment of, execution on, or the appointment of a custodian or receiver with respect to a substantial part of Sublessee’s property or any property essential to the conduct of its business; (d) a petition is filled by or against Sublessee under the bankruptcy laws of the United States or any other debtors’ relief law or statute, unless such petition is dismissed within sixty (60) days after filling; or (e) Sublessee commits any other act or omission which constitutes a default under the Master Lease, which has not been cured after delivery of written notice and passage of the applicable grace period provided in the Master Lease.

19. Remedies. In the event of any default by Sublessee, Sublessor shall have the following remedies, in addition to all other rights and remedies provided by any law or otherwise provided in this Sublease or the Master Lease, to which Sublessor may resort cumulatively or in the alternative:

a. Sublessor may, at Sublessor’s election, keep this Sublease in effect and enforce by an action at law or in equity all of its rights and remedies under this Sublease, including (i) the right to perform Sublessee’s obligations and be reimbursed by Sublessee for the cost thereof, and (ii) the remedies of injunctive relief and specific performance to compel Sublessee to perform its obligations under this Sublease.

b. Sublessor may terminate this Sublease by giving Sublessee written notice of termination, in which event this Sublease shall terminate on the date set forth for termination in such notice. Any such termination shall not release Sublessee from any claim against Sublessee for damages. In the event Sublessor terminates this Sublease, Sublessor shall be entitled, at Sublessor’s election, to damages as permitted under applicable law.

20. Right to Cure Defaults. If Sublessee fails to pay any sum of money due hereunder, or fails to perform any other act on its part to be performed hereunder, then Sublessor may, but shall not be obligated to, after passage of any applicable notice and cure periods (except in the case of an emergency, in which case no cure period is required), make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be payable by Sublessee to Sublessor upon demand.

21. Surrender; Holdover. Prior to expiration of this Sublease, Sublessee shall remove all of its personal property and shall surrender the Subleased Premises to Sublessor broom clean, in the same condition as exists on the Commencement Date, reasonable wear and tear, excepted. If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all costs incurred by Sublessor (including payment of Holdover Rent) in returning the Subleased Premises to the required condition. In the event that Sublessee does not surrender the Subleased Premises upon the expiration or earlier termination of this Sublease as to such Subleased Premises as required above, Sublessee shall indemnify, defend, protect and hold harmless Sublessor from and against all loss, cost, claim, damage and liability resulting from Sublessee’s delay in surrendering such Subleased Premises and pay Sublessor holdover rent at a rate equal to two (2) times the Rent payable under this Sublease during the last month of the Term (the “Holdover Rent”).

22. Estoppel Certificates. Within ten (10) days after receipt of written demand by Sublessor, Sublessee shall execute and deliver to Sublessor an estoppel certificate certifying such information as is reasonably required by Sublessor.

23. Subordination. This Sublease is subject and subordinate to all present and future ground leases, underlying leases, mortgages, deeds of trust or other encumbrances, and all renewals, modifications and replacements thereof affecting any portion of the Premises.

24. Sublessor’s Right to Enter. Sublessor or its agents may enter the Subleased Premises at any reasonable time for the purpose of inspecting the same, supplying any service to be provided by Sublessor to Sublessee, making necessary alterations or repairs or for any other purpose permitted under this Sublease.

25. Broker. Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen in connection with this transaction.

26. Notices. Any notice given under this Sublease shall be in writing and shall be hand delivered or mailed (by certified mail, return receipt requested, postage prepaid), addressed as follows: (a) if to Sublessor: 1154 Sonora Court, Santa Clara, California, Attn: Chief Financial Officer; and (b) if to Sublessee: 2393 Townsgate Road, Westlake Village, California 91361, Attn: Tim Semones. Any notice shall be deemed to have been given when hand delivered or, if mailed, three (3) business days after mailing.

27. Effect of Conveyance. As used in this Sublease, the term “Sublessor” means the holder of a leasehold interest in the Premises pursuant to the Master Lease. In the event of any assignment or transfer of any of the Premises by Sublessor, Sublessor shall be and hereby is entirely relieved of all covenants and obligations of Sublessor accruing after the date of such transfer, and it shall be deemed and construed that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublessor hereunder.

28. Master Lease. The parties acknowledge and agree that: (a) if the Master Lease terminates for any reason, this Sublease shall terminate concurrently therewith without any liability of Sublessor to Sublessee; (b) Sublessor shall have the right, at any time, to terminate the Master Lease, amend, or waive any provisions under the Master Lease and make any elections, exercise any right or remedy and give any consent or approval under the Master Lease without regard the Sublessee’s use of the Subleased Premises and without any liability to Sublessee in connection therewith; (c) Sublessee shall not do or permit anything to be done in, about or with respect to the Premises which would violate the Master Lease, and shall comply with all restrictions set forth in the Master Lease and all rules and regulations promulgated from time to time by Master Lessor; (d) Sublessee shall obtain the prior written consent of Sublessor and Master Lessor with respect to any act which, if performed by Sublessor, would require Master Lessor’s approval under the Master Lease, and the consent of Sublessor may be withheld if Master Lessor’s consent is not obtained; (e) each provision under the Master Lease in which Sublessor is required to (i) indemnify, release or waive claims against Master Lessor and (ii) execute and deliver documents or notices to Master Lessor, shall be binding on Sublessee as if incorporated fully herein and shall run from Sublessee to both Master Lessor and Sublessor, and (f) this Sublease shall be at all times subject and subordinate to the Master Lease.

29. Miscellaneous. This Sublease may not be amended except by the written agreement of both parties hereto. This Sublease shall in all respects be governed by and construed in accordance with the laws of California. If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired. Time is of the essence with respect to the performance of every provision of this Sublease in which time of performance is a factor. Any executed copy of this Sublease shall be deemed an original for all purposes. This Sublease shall, subject to the provisions regarding assignment and subletting, apply to and bind the respective heirs, successors, executors, administrators and assigns of Sublessor and Sublessee. The language in all parts of this Sublease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Sublessor or Sublessee. The captions used in this Sublease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. When a party is required to do something by this Sublease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. If either party brings any action or legal proceeding with respect to this Sublease, the prevailing party shall be entitled to recover reasonable attorneys’ and experts’ fees and court costs. Whenever one party’s consent or approval is required to be given as a condition to the other party’s right to take any action pursuant to this Sublease, unless another standard is expressly set forth, such consent or approval shall not be unreasonably withheld or delayed. This Sublease may be executed in counterparts.

30. Parking. Sublessee shall have the right to use, on an unreserved basis, throughout the Term its pro rata share (based on the ratio of the square footage of the Subleased Premises to the square footage of the Premises) of the parking spaces available to Sublessor in the parking lot serving the Premises.

31. Signage. Sublessee shall be entitled to such signage with respect to the Subleased Premises as Sublessor shall reasonably approve; provided, however, that any such signage must comply with all applicable laws and the terms and conditions of the Master Lease (including, without limitation, Master Lessor’s approval thereof). Sublessee shall maintain such signage in good condition and repair at Sublessee’s sole expense and shall, prior to the expiration or other termination of this Sublease, remove all such signage and repair any damage caused by such removal.

32. Authority to Execute. Sublessee and Sublessor each represent and warrant to the other that each person executing this Sublease on behalf of each party is duly authorized to execute and deliver this Sublease on behalf of that party.

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33. Conditions Precedent. This Sublease and Sublessor’s and Sublessee’s obligations hereunder are conditioned upon the written consent of Master Lessor. If Sublessor fails to obtain Master Lessor’s consent within thirty (30) days after execution of this Sublease by Sublessor, then Sublessor, or Sublessee may terminate this Sublease by giving the other party written notice thereof before Master Lessor provides such consent.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day first above written.

SUBLESSOR:	SUBLESSEE:

SCINTERA NETWORKS, INC.,	INPHI CORPORATION,
a Delware corporation	a Delware corporation

By: /s/ Arthur Reidel	By: /s/ Tim D Semones
Name: Arthur Reidel	Name: Tim D Semones
Its: CEO	Its: CFO

EXHIBIT A

MASTER LEASE

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE-NET

AIR COMMERCIAL REAL ESTATE ASSOCIATION

1.	Basic Provisions (“Basic Provisions”).

1.1 Parties: This Lease (“Lease”), dated for reference purposes only August 10, 2006 is made by and between Coast Properties, a California general partnership (“Lessor”) and Scintera Networks, Inc., a Delaware corporation (“Lessee”), (collectively the “Parties”, or individually a “Party”).

1.2(a) Premises: That certain portion of the Project (as defined below), including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 1154 Sonora Court, located in the City of Sunnyvale, County of Santa Clara, State of California, with zip code 94086, as outlined on Exhibit A attached hereto (“Premises”) and generally described as (describe briefly the nature of the Premises):                                          In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the any utility raceways of the building containing the Premises (“Building”) and to the common Areas (as defined in Paragraph 2.7 below), but shall not have any rights to the roof of exterior walls of the Building or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon with they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project” (See also Paragraph 2)

1.2(b) Parking: 55 unreserved which parking spaces. (See also Paragraph 2.6)

1.3 Term: Three years ~~and months~~ (“Original Term”) commencing January 1, 2007 (“Commencement Date”) and ending December 31, 2009 (“Expiration Date”). (See also Paragraph 3)

1.4 Early Possession: December 1, 2006 (“Early Possession Date”). (See also Paragraph 3.2 and 3.3)

1.5 Base Rent: $15,764.00 per month (“Base Rent”). payable on the First day of each month commencing January 1, 2007. (See also Paragraph 4)

☑ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6 Lessee’s Share of Common Area Operating Expenses: fifty-nine and 61/100ths percent (59.61%) (“Lessee’s Share”). Lessee’s Share has been calculated by dividing the approximate square footage of the Premises by the approximate square footage of the Project. In the event that the size of the Premises and/or the Project are modified during the term of this Lease, Lessor shall recalculate Lessee’s Share to reflect such modification.

1.7 Base Rent and Other Monies Paid Upon Execution:

(a) Base Rent: $15,764.00 for the period January 1, 2007 – January 31, 2007.

(b) Budgeted Common Area Operating Expenses: $3,389.00. ~~for the period~~

(c) Security Deposit: $62,070.00 (“Security Deposit”). (See also Paragraph 5)

(d) Other: $             for                     .

(e) Total Due Upon Execution of this Lessee: $81,223.00

1.8 Agreed Use: general office, engineering and research and development. (See also Paragraph 6)

1.9 Insuring Party. Lessor is the “Insuring Party”. (See also Paragraph 8)

1.10 Real Estate Brokers: (See also Paragraph 15)

(a) Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☑ CPS CORFAC International represents Lessor exclusively (“Lessor’s Broker”):

☑ NAI BT Commercial represents Lessee exclusively (“Lessee’s Broker”); or

☐                      represents both Lessor and Lessee (“Dual Agency”).

(b) Payment to Brokers: upon execution and delivery of this Lease by both Parties, Lessor shall pay to the procuring Brokers the brokerage fee agreed to in a separate written agreement (or if there is no such agreement, the sum of $39,015.00 or 6% of the total Base Rent for the brokerage services rendered by the Brokers).

1.11 Guarantor. The obligations of the Lessee under this Lease are to the guaranteed by N/A (“Guarantor”). (See also Paragraph 37)

1.12 Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

☑ an Addendum consisting of Paragraphs 50 through 57;

☑ a site space plan depicting the Premises, (Exhibit “A”);

☐ a site plan depicting the Project;

☐ a current set of the Rules and Regulations for the Project;

☐ a current set of the Rules and Regulations adopted by the owners’ association;

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[INITIALS]

INITIALS		INITIALS

©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM MTN-4-8/04E

EXHIBIT A

MASTER LEASE

☐ a Work Letter;

☑ Other (specify): ~~floorplan depicting the tenant improvements~~	[SIGNATURES]

2.	Premises.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. NOTE: Lessee is advised to verify the actual size prior to executing this Lease.

2.2 Condition. Lessor shall deliver that portion of the Premises contained within the Building (“Unit”) to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and, ~~so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date~~, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, sump pumps, if any, and all other such elements in the Unit, other than those constructed by Lessee, shall be in good operating condition and said date, that ~~the structural elements of~~ the roof bearing walls and foundation of the Unit shall be free of material defects, and that the Unit does not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fall within the appropriate warranty period. Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Unit. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee’s sole cost and expense (except for the repairs to the fire sprinkler systems, roof, foundations, and/or bearing walls – see Paragraph 7).

2.3 Compliance. Lessor warrants that to the best of its knowledge the improvements on the Premises and the Common Areas comply with the building codes that were in effect at the time that each such improvement, or portion thereof, was constructed, and also with all applicable laws, covenants or restrictions of record, regulations, and ordinances in effect on the Start Date (“Applicable Requirements”). Said warranty does not apply to the particular use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s particular use (see Paragraph 49), or to any Alterations or Utility installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements and especially the zoning are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with the warranty within ~~6-8 months~~ 30 days following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense, If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Unit. Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months Base Rent. Lessee may instead terminate this Lease unless Lessor notifies Lessee. In writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier that the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), than Lessor and Lessee shall allocate the obligation to pay for the portion of such costs reasonably attributable to the Premises pursuant to the formula set out in Paragraph 7.1(d)~~; provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease or of Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.~~

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected and new Applicable Requirements. If the Capital Expenditure are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either, (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not have any right to terminate this Lease.

2.4 Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical. HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes xxx responsibility therefore as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lessor or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability under suitability of all proposed tenants.

2.5 Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or affect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.

2.6 Vehicle Parking. Lessee shall be entitled to use the number of parking spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.” Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may by parked in the Common Area without the prior written permission of Lessor. In addition;

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(a) Lessee shall not permit or allow vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

(b) Lessee shall not service or store any vehicles in the Common Areas.

(c) If Lessee permits or allows any of the prohibited activities described in this paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.7 Common Areas – Definition. The term “Common Areas” is defined as all areas and facilities outside the premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Unit that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Leases and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors, and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

2.8 Common Areas – Lessee’s Rights. Lessor grants to Lessee, for the benefit of Lessee and the employees, suppliers, shippers, contractors, customers, and invitees, during the term of the Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms thereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and change the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.9 Common Areas – Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations”) for the management, safety, care and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Lessee agrees to abide by and conform to all such Rules and Regulations, and shall use its best efforts to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with and Rules and Regulations by other tenants of the Project.

2.10 Common Areas – Changes. Lessor shall have the right, in Lessor’s sole discretion, from time to time: (See Addendum #54)

(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c) To designate other land outside the boundaries of the Project to be a part of the Common Areas;

(d) To add additional buildings and improvements to the Common Areas;

(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3.	Term.

3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in paragraph 1.3. (See Addendum #64)

3.2 Early Possession. The Lessee ~~totally or partially occupies the Premises~~ has early access to the Premises (30-day maximum) prior to the Commencement Date, the obligation to pay Base Rent and common areas operating expenses shall be abated for the that ~~period of such early possession~~. All other terms of this Lease ~~(including but not limited to the obligations to pay Lessee’s Shares of Common Areas Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises)~~ shall be in effect during such period. Any such early possession shall not affect the Expiration Date.

3.3 Delay in Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefor, not shall such failure affect the validity of this Lease or change the Expiration Date. Lessee shall not, however, be obligated to pay Rent or enjoyed shall run from the date of the delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed shall run from the delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within 80 days after the Commencement Date, Lessee may, at its option; by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder, if such written notice is received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Lessee by the Start Date and Lessee not terminate this Lease, as aforesaid, any period of rent abatement that Lessee would otherwise have enjoyed under the terms hereof, but minus ant days of delay caused by the acts or omissions of Lessee. ~~If possession of the Premises is not delivered within 4 months after the Commencement Date, this Lease shall terminate unless other agreement are reached between Lessor and Lessee, in writing.~~

3.4 Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessees is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such condition are satisfied.

4.	Rent.

4.1 Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2 Common Area Operating Expenses. Lessee shall pay to Lessor during the term hereof. In addition to the Base Rent, Lessee’s Share (as specified in Paragraph 1.8) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of the Lease, in accordance with the following provisions: (See Addendum #54)

(a) “common Area Operating Expenses” are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the project, including, but not limited to, the following:

(i)	The operation, repair and maintenance, in real, clean, good order and condition, and if necessary the replacement, of the following:

(aa)	The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, and roof drainage systems.

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(bb)	Exterior signs and any tenant directories.

(cc)	Any fire sprinkler systems.

(ii)	The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.

(iii)	Trash disposal, pest control services, property management, security services, owners’ association dues and fees, the cost to repaint the exterior of any structures and the cost of any environmental inspections.

~~(iv)~~	~~Reserves set aside for maintenance, repair and /or replacement of Common Area improvements and equipment.~~

(v)	Real Property Taxes (as defined in Paragraph 10).

(vi)	The cost of the premiums for the insurance maintained by Lessor pursuant to Paragraph 8.

(vii)	Any deductible portion of an insured loss concerning the Building or the Common Areas, not to exceed $10,000.00 per incident.

(viii)	Auditors’, accountants’ and attorneys’ fees and costs related to the operation, maintenance, repair and replacement of the Project.

(ix)	The cost of any capital improvement to the Building or the Project not covered under the provisions of Paragraph 2.3 provided; however, that Lessor shall allocate the cost of any such capital improvement over ~~a 12 year period and Lessee shall not be required to pay more than Lessee’s Share of 1/144th of the cost of such capital improvement in any given month~~ the useful life of the capital Item.

(x)	Any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

(b) Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Unit, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Unit, Building, or other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.

(c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same. Lessor already provides the services, or Lessor has agreed elsewhere in this Lessee to provide the same or some of them.

(d) Lessee’s Share of Common Area Operating Expenses is payable monthly on the same day as the Base Rent is due hereunder. The amount of such payments shall be based on Lessor’s estimate of the annual Common Area Operating Expenses. Within 80 days after written request (but not more than once such year) Lessor shall deliver to Lessee a reasonably detailed statement showing Lessee’s Share of the actual Common Area Operating Expenses Incurred during the preceding year. If Lessee’s payments during such year exceed Lessee’s Share, Lessor shall credit the amount of such over-payment against Lessee’s future payments. If Lessee’s payments during such year were less than Lessee’s Share, Lessee shall pay to Lessor the amount of the deficiency within 40-30 days after delivery by Lessor to Lessee of the statement.

(e) Common Area Operating Expenses shall not include any expenses paid by any tenant directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or insurance proceeds.

4.3 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to the nearest whole dollar. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor as its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating, in the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier’s check. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest than to Base Rent and Common Area Operating Expenses, and any remaining amount to any other outstanding charges or costs.

6. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessor fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss of damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. ~~If the Base Rent increases during the term of the Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor as that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit base to the Initial Base Rent Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition.~~ Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 14 days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within 30 days after the Premises have been vacated pursuant to Paragraph 7.4(c) below. Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease. (See Addendum #54)

5.	Use.

6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use of permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee

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shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the Building or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Project. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

6.2 Hazardous Substances.

(a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product substance, or waste whose presence, use, manufacture, disposal, transportation, or release ~~either by itself or in combination with other materials expected to be on the Premises~~, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises. (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products of fractions thereof. Lessee shall not engage in any activity in or on the Premises which on constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements, “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence of the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefore. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit. (See Addendum #54)

(b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor. Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonable recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d) Lessee Indemnification. Lessee shall indemnity, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project not caused or contributed to by Lessee). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e) Lesser Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which are suffered as a direct result of Hazardous Substances on the Premises prior to Lessee taking possession or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of Investigation, removal remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Lessee taking possession, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises. In which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

(g) Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(a)) occurs during the term of this Lease, unless Lessee is legally responsible therefor in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to lessor’s rights under Paragraph B.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if requires, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent of $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice. Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

6.3 Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a lonely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendation of Lessor’s engineers and/or consultants, which release in any manner to such Requirements, without regard to whether said Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved of any

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threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises. (See Addendum #54)

6.4 Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance condition (see Paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination and is Lessee’s responsibility hereunder. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of written request therefor.

7. Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1 Lessee’s Obligations.

(a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction); and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (Intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, ~~and skylights~~ but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, ~~specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below.~~ Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

(b) Service Contracts. ~~Lessee~~ Lessor shall, at Lessee’s sole expense, procure and maintain contracts, ~~with copies to Lessor,~~ in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises; (i) HVAC equipment, (ii) boiler and pressure vessels, (iii) clarifiers, and (iv) any other equipment, if reasonably required by Lessor. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(c) Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.

(d) Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is ~~144 (is, 1/144th of the cost per month)~~ the useful life of the item. Lessee shall pay interest on the unamortized balance but may prepay its obligation at any time.

7.2 Lessor’s Obligations. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 5 (Use), 7.1 (Lessee’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease. (See Addendum #54)

7.3 Utility Installations; Trade Fixtures; Alterations.

(a) Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term Trade fixture’ shall mean Leasse’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b) Consent. Lessee shall not make any Alterations of Utility Installations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or the safety systems, and the cumulative cost thereof ~~during this Lease as extended~~ does not exceed ~~a sum equal to 3 month’s Base Rent in the aggregate or a~~ sum equal to one month’s Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation ~~and/or upon Lessee’s posting an additional Security Deposit with Lessor.~~

(c) Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at of for use on the Premises, which claims are or may be secured by any mechanic’s or materialman’s lien against the Premises or any interest therein, Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor

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shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surely bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorney’s fees and costs.

7.4 Ownership; Removal; Surrender and Restoration.

(a) Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises, Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and surrendered by Lessee with the Premises.

(b) Removal. By delivery to Lessee of written notice from Lessor at the time it consents thereto not earlier than 90 and ~~not later than 30 days prior to the end of the term of this Lease~~. Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Project) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 25 below.

8. Insurance; Indemnity.

8.1 Payment of Premiums. The cost of the premiums for the insurance policies required to be carried by Lessor, pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b), shall be a Common Area Operating Expense. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Start Date or Expiration Date.

8.2 Liability Insurance.

(a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount no less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement of least as board as the insurance Service Organization’s “Additional Insured-Managers or Lessors of Premises” Endorsement and coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(cies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) Carries by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(e). in addition to and not in lieu of the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3 Property Insurance – Building, Improvements and Rental Value.

(a) Building and Improvements. Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks or direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation, guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence.

(b) Rental Value. Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value Insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.

(c) Adjacent Premises. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

(d) Lessee’s Improvements. Since Lessor is the Insuring Party, Lessor shall not be required to Insure Lessee Owned Alterations and Utility installations unless the term in question has become the property of Lessor under the terms of this Lease.

8.4 Lessee’s Property; Business Interruption Insurance.

(a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 $5,000.00 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in focus.

(b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts on will

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reimburse Lessee for direct or indirect loss of earnings attributable to all parts commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such parts.

(c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A, VI, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and change the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6 Waiver of Subrogation. ~~Without affecting any other rights or remedies~~. Notwithstanding anything to the contrary herein, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the parts required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7 Indemnity. Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend, and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any an all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters. Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactorily to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8 Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to this person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customer, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction of other defects of pipes, fire sprinkles, wire, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or pieces. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor nor from the failure of Lessor to enforce the provisions of any other lease in the Project. Notwithstanding Lessor’s negligence or breach of this Lease. Lessor shall under no circumstances be liable for injury to Lessee’s business or for any loss of income or profit therefrom.

8.9 Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain of maintain the insurance required herein will expose Lessor to risks and potentially causes Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirements for notice to Lessee, by an amount equal to 10% of the lien existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, not relieve Lessee of its obligation to maintain the insurance specified in this Lease.

9. Damage or Destruction.

9.1 Definitions.

(a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other that Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 3 months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 6 month’s Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total. Notwithstanding the foregoing, Premises Partial Damage shall not include damage to windows, doors, and/or other similar items which Lessee has the responsibility to repair or replace pursuant to the provisions of Paragraph 7.1.

(b) “Premises Total Destruction” shall mean damage or destruction is the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 3 months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to 6 month’s Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c) “Insurance Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 6.3(a). Irrespective of any deductible amounts or coverage units involved.

(d) “Replacement Costs” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises which requires repair, remediation, or restoration.

9.2 Partial Damage – Insured Loss. If a Premises Partial Damage that is an insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purposes. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to affect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available. Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lesses provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days

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following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 Partial Damage – Uninsured Loss. If a Premises Partial Damage that is not an insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense). Lessor ~~may either~~ shall~~; (i)~~ repair such damage as soon as reasonably possible at Lessor’s expense. In which event this Lease shall continue in full force and effect~~, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 50 days following the date of such notice. In the event Lessor elects to terminate this Lease, (Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lesse shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice~~.

9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6 Abatement of Rent; Lessee’s Remedies.

(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises in impaired~~, but not to exceed the proceeds received From the Rental Value Insurance~~. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commence within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 8.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

9.8 Waive Statutes. Lesser and lessee agree that the terms of this Lease shall govern the effect of any damage to or destination of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.	Real Property Taxes.

10.1 Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment: real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or change, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project, (ii) a change in the improvements thereon, and/or (iii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common. (See Addendum #54)

10.2 Payment of Taxes. Except as otherwise provided in Paragraph 10.3, Lessor shall pay the Real Property Taxes applicable to the Project, and said payments shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.3 Additional Improvements. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations. Trade Fixtures or Utility installations placed upon the Premises by Lessee or at Lessee’s request or by reason of any alterations or improvements to the Premises made by Lessor subsequent to the execution of this Lease by the Parties.

10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxed allocated to the Building shall be an equitable proportion of the Real Property Taxed for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Lessor’s reasonable determination thereof, in good faith, shall be conclusive.

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10.5 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11. Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Paragraph 4.2, if at any time in Lessor’s sole judgment. Lessor determines that Lessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Lessee is generating such a large volume of trash as to require an increase in the size of the trash receptacle and/or an increase in the number of times per month that it is emptied, then Lessor may increase Lessee’s Base Rent by an amount equal to such increased costs. There shall be no abatement of Rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions. (See Addendum #54)

12. Assignment and Subletting.

12.1 Lessor’s Consent Required. (See Addendum #54)

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent.

(b) Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25 50% or more of the voting control of Lessee shall constitute a change in control for this purpose.

~~(c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sole, acquisition, financing, transfer, leveraged buy out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered as assignment of this Lease to which Lessor may withhold its consent “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.~~

(d) An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c)~~, or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent than in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.~~

(e) Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f) Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

(g) Notwithstanding the foregoing, allowing a diminimus portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

12.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c) Lessor’s consent to any assignment or subletting shall not constitute consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under the Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 38)

(f) Any assignee of, or sublessee under, this Lease shall, be reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g) Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a

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Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period. If any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee. (See Addendum # 54)

13. Default; Breach; Remedies.

13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default which any applicable grace period:

(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurance to minimize potential vandalism.

(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surely bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice of Lessee.

(c) The commission of waste, act or acts contituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 5 business days following written notice to Lessee.

(d) The failure of Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements (ii) the service contacts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 41. (viii) material data safety sheets (MSDS), or (ix) any other documentation of information which Lessor may reasonably require or Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

(e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continued for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not effect the validity of the remaining provisions.

(g) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(h) If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2 Remedies. If Lessee falls to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount to equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach , Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach;

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result there from, including but, not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney’s fees and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer. Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

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(b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any Indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

~~13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions”, shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other change, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any of this subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.~~

13.4 Late charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, not prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6 Breach by Lessor.

(a) Notice of Breach. Lessor shall not be deemed in branch of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, than Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, provided however, that such offset shall not exceed an amount equal to the greater of one month’s Base Rent or the Security Deposit, reserving Lessee’s right to reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain of sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Unit, or more than 25% of Lessee’s Reserved Parking Spaces, is taken by Condemnation. Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee’s relocation expenses, less of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefore. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15. Brokerage Fees.

15.1 Additional Commission. In addition to the payments owed pursuant to Paragraph 1.10 above, and unless Lessor and the Brokers otherwise agree in writing. Lessor agrees that: (a) if Lessee exercises any Option, (b) if Lessee acquires from Lessor any rights to the Premises or other premises owned by Lessor and located within the Project, (c) if Lessee remains in possessions of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee accordance with the schedule of the Brokers in effect at the at the time of the execution of this Lease.

15.2 Assumption of Obligations. Any buyer or transferee of Lessors interest in this Lease shall be deemed to have assumed Lessor’s obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1, 10, 15, 22 and 31. If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue interest. In addition, if Lessor fails to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within 10 days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee’s Broker shall be deemed to be third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor’s Broker for the limited purpose of collecting any brokerage fee owed.

15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorney’s fees reasonably incurred with respect thereto.

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16. Estoppel Certificates.

(a) Each Party (as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and affect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrances may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be a estopped from denying the truth of the facts contained in said Certificate.

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statement for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease should mean and refer to calendar days.

20. Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, end to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessors partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains as agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breath hereof by either Party. The liability (including court costs and attorneys’ fees), of any Broker with respect to negotiation, execution, delivery on performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

23.	Notices.

23. 1. Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in railing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, ~~or by facsimile transmission,~~ and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessees address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given ~~72 hours~~ 3 business days after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. ~~Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail.~~ If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessors consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. Disclosures Regarding The Nature of a Real Estate Agency Relationship.

(a) When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lesse should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction as follows:

(i) Lessor’s Agent. A Lessor’s agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor’s agent or subagent has the following affirmative obligations: To the Lessor; A fiduciary duty of utmost care, integrity, honesty, and loyally in dealings with the Lessor. To the Lessee and the Lessor; (a) Diligent exercise of reasonable skills and care in performance of the agent’s duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(ii) Lessee’s Agent. An agent can agree to act as agent for the Lessee only. In these situation, the agent is not the Lessors

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agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty of utmost care. Integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor: (a) Diligent exercise of reasonable skills and care in performance of the agent’s duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(iii) Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: (a) A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. (b) Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent, professional.

(b) Brokers have no responsibility with respect to any Default or Breach hereof by either Party. ~~The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this Lease may be brought against Broker more than one year after the Start Date and that the liability (Including court costs and attorneys’ fees), of any Broker with respect to any such lawsuit and/or legal proceeding shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.~~

(c) Buyer and Seller agree to identify to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential.

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies, No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. As provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties herein concerning this Lease shall be initiated in the county in which the Premises are located.

30. Subordination; Attornment; Non-Disturbance.

30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively. “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender” shall have no liability or obligation to perform any of the obligations of Lessor under the Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment, In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder any such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) subject to any offsets or defenses which Lessee might have against any prior lessor. (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor.

30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease. Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Devices which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender any attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment under Non-Disturbance Agreement provided for herein.

31. Attorneys’ Fees. If any Party of Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term. “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement judgment, or the abandonment by the other Party or Broker of the claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32. Lessor’s Access; showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time in

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the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect on Lessee’s use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof. Except for ordinary “For Sublease” signs which may be placed only on the Premises, Lessee shall not place any sign upon the Project without Lessor’s prior written consent. All signs must comply with all Applicable Requirements. (See Addendum #54)

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgement that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37. Guarantor.

37.1 Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the AIR Commercial Real Estate Association.

37.2 Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessees’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. Options. If Lessee is granted an option, as defined below, then the following provisions shall apply.

39.1 Definition. “Option” shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor, (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor: (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2 Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee or Permitted Transferee, and cannot be assigned or exercised by anyone other than said original Lessee or Permitted Transferee and only while the original Lessee is in full possession of at least 75% of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4 Effect of Default on Options.

(a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Beach of this Lease, or (iv) in this event that Lessee has been given 3 or more notices of separate monetary Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a monetary Breach of this Lease.

40. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provides same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

41. Reservations. Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights.

42. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum so much thereof as it was not legally require to pay. A party who does not initiate suit for the recovery of sums paid “under protest” within 6 months shall be deemed to have waived its right to protest such payment.

43. Authority; Multiple Parties; Execution.

(a) If either party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each such party represents that the individual executing this Lease on behalf of such entity ~~represents and warrants that he or she is~~ duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

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(b) If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

44. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45. Offer. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

47. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

48. Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☐ is not attached to this Lease.

49. Americans with Disabilities Act. Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee’s specific use of the Premises, except as set forth in Section 2.5, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee’s particular use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance. Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:	Sunnyvale, CA	Executed at:	SAN JOSE, CA
On:	8/30/06	On:	AUGUST 30, 2006

By LESSOR:		By LESSEE:

Coast Properties,		Scintera Networks, Inc.,
a California general partnership		a Delaware corporation

By:	/s/ Michael Smith	By:	/s/ SCOTT M. GIBSON
Name Printed:	Michael Smith	Name Printed:	SCOTT M. GIBSON
Title:	General Partner	Title:	CFO

By:		By:
Name Printed:		Name Printed:
Title:		Title:
Address:		Address:
Before the commencement date:
Attn:
Telephone:( )		Telephone:( )
Facsimile:( )		Facsimile:( )
Federal ID No.		Federal ID No.	[REDACTED]

BROKER:		BROKER:

Attn:		Attn:
Title:		Title:
Address:		Address:

Telephone:( )		Telephone:( )
Facsimile:( )		Facsimile:( )
Email:		Email:
Federal ID No.		Federal ID No.

These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AIR COMMERCIAL REAL ESTATE ASSOCIATION, 700 South Flower Street, Suite 600, Los Angeles, CA 90017. (213) 687-8777.

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© Copyright 1999 By AIR Commercial Real Estate Association.

All rights reserved.

No part of these works may be reproduced in any form without permission in writing.

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ADDENDUM

Addendum to the Lease, dated August 10, 2006 (“Lease”), by and between Coast Properties, a California general partnership (“Lessor”), and Scintera Networks, Inc., a Delaware corporation (“Lease”) for the premises located at 1154 Sonora Court, Sunnyvale, California (“Premises”).

50.	RENT

Lessee shall pay to Lessor in lawful money of United States, for each calendar month of the term, monthly Base Rent as shown below in advance on the first day of each calendar month, except as provided in this Lease, without prior notice or demand.

Months	Rent/Month
01 - 12	$15,764.00
13 - 24	$17,734.50
25 - 36	$20,690.25

51.	TENANT IMPROVEMENTS

Intentionally omitted.

52.	OPTION TO RENEW - ARBITRATED RENT

Lessee is given an option to extend the Original Term subject to all the provisions contained in this Lease for a period of three (3) years (“extended term”) following the expiration of the Original Term by giving notice of exercise of the option (“option notice”) to Lessor at least six (6) months, but not more than nine (9) months before the Expiration Date. Monthly Base Rent for the option period is to be set at 100% of the then market rent for the Premises. The parties shall have thirty (30) days after Lessor receives the option notice in which to agree on a monthly Base Rent during the extended term. If the parties agree on the monthly Base Rent for the extended term during that period, they shall immediately execute an amendment to this Lease stating the monthly Base Rent for the extended term.

If the parties are unable to agree on a monthly Base Rent for the extended term within that period, then ten (10) days after the expiration of that period each party, at its cost, and by giving notice to the other party, shall appoint a real estate appraiser that is MAI with at least five (5) years full-time commercial appraisal experience in the area in which the Premises are located, to appraise and set the monthly Base Rent for the extended term. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, this single appraiser appointed shall be the sole appraiser and shall set the monthly Base Rent for the extended term. If the two appraisers are appointed by the parties as stated in this Paragraph, they shall meet promptly and attempt to set the monthly Base Rent for the extended term. If they are unable to agree within ten (10) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser

Lessor’s Comments 8.8.06

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meeting the qualifications stated in this Paragraph within five (5) days after the last day the two appraisers are given to set the monthly Base Rent. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days notice to the other party, can apply to the then president of the County Real Estate Board of Santa Clara County, or the presiding judge of the Superior Court of that County for the selection of a third appraiser who meets the qualifications stated in this Paragraph. Each of the parties shall bear one half of the cost of appointing a third appraiser and paying for the third appraiser’s fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

Within twenty (20) days after the selection of the third appraiser, a majority of the appraisers shall set the monthly Base Rent for the extended term. If a majority of the appraisers are unable to set a monthly Base Rent within the stipulated time, the three appraisals shall be added together and their totals divided by three; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average; the resulting quotient shall be the monthly Base Rent for the Premises during the extended term.

In all appraisals referred to herein, the Premises is to be appraised based on comparable buildings in the Sunnyvale area with similar tenant improvements (exclusive of improvements installed by Lessee) and tenant credit worthiness.

53.	RIGHT OF FIRST OFFER

If Lessor determines to lease that space commonly known as 1156 Sonora Court, Sunnyvale, California (the “Expansion Space”), then Lessor shall notify Lessee of the terms on which Lessor is willing to lease the Expansion Space. If Lessee, within five (5) business days after receipt of Lessor’s written notice indicates in writing its agreement to lease the Expansion Space on the terms stated in Lessor’s notice, then Lessor shall lease to Lessee and Lessee shall lease from Lessor the Expansion Space on the terms stated in Lessor’s notice. If Lessee does not indicate in writing its agreement to lease the Expansion Space on the terms contained in Lessor’s notice within said five (5) business day period, then Lessor thereafter shall have the right to lease the Expansion Space to a third party on substantially the same terms stated in Lessor’s notice. If Lessor does not lease the Expansion Space within ninety (90) days after the expiration of said (5) business day period, any further transaction shall be deemed a new determination by Lessor to lease the Expansion Space and the provisions of this Paragraph shall again be applicable. Lessee’s right of first offer shall be continuous during the term of the Lease and any extension thereof. Lessee’s rejection of any particular offer shall not relieve Lessor of its obligation to again offer any Expansion Space to Lessee at any time that the Expansion Space subsequently becomes available.

54.	MODIFICATIONS TO OTHER LEASE TERMS

2.10 Common Areas - Changes. Lessor shall not make any changes to any Common Area that would materially adversely interfere with Lessee’s use of the Premises.

Lessor’s Comments 8.8.06	-2-

EXHIBIT A

MASTER LEASE

3.1 Term. The Commencement Date shall be the later of January 1, 2007 or the date by which Lessor has substantially completed the Tenant Improvements and delivered possession of the Premises to Lessee in the condition required under the Lease and this Addendum.

4.2 Common Area Operating Expenses. “Common Area Operating Expenses” shall not include and Lessee shall in no event have any obligation to perform or to pay directly, or to reimburse Lessor for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses (collectively, “Costs”): (a) Costs occasioned by casualties or by the exercise of the power of eminent domain; (b) Costs to correct any construction defect in the Project or to comply with any Applicable Requirements applicable to the Project on the Commencement Date; (c) earthquake premiums and co-insurance payments; (d) Costs incurred in connection with the presence of any Hazardous Substance, except to the extent the costs are a result of Lessee’s use of hazardous materials in or on the Property; (e) Costs to repair the structural portions of the Building or to replace the structural portion of the roof; (f) Costs which could properly be capitalized under generally accepted accounting principles, except to the extent amortized over the useful life of the capital item in question; (g) any management fee in excess of four percent (4%) of gross rentals for the Project; and (h) expenses reserves.

5	Security Deposit.

a. Provided that Lessee is not then in Breach of the Lease, the amount of the Security Deposit shall be reduced by $20,690 (the “SD Reduction Amount”) on each of January 1, 2008 and January 1, 2009 (“the SD Reduction Dates”). The SD Reduction Amount shall be automatically applied to the Base Rent due on each SD Reduction Date.

b. In lieu of a cash Security Deposit, the Security Deposit may be in the form of an irrevocable letter of credit (the “Letter of Credit”) in an amount equal to Sixty-Two Thousand Seventy Dollars ($62,070), issued to Lessor, as beneficiary, in form and substance reasonably satisfactory to Lessor, by a bank reasonably approved by Lessor. Lessee shall maintain the Letter of Credit for the entire Lease term, provided that Lessee may at any time substitute a cash Security Deposit for the Letter of Credit, and upon such substitution, Lessor shall return the Letter of Credit to Lessee. The Letter of Credit shall provide that it will be automatically renewed until thirty (30) days after the Expiration Date unless the issuer provides Lessor with written notice of non-renewal at the notice address herein at least sixty (60) days prior to the expiration thereof. If, not later than thirty (30) days prior to the expiration of the Letter Credit, Lessee fails to furnish Lessor with a replacement Letter of Credit pursuant to this Paragraph, Lessor shall have the right to draw the full amount of the Letter of Credit, and shall hold the proceeds of the Letter of Credit as a cash Security Deposit pursuant to Paragraph 5 of the Lease. Except as set forth in the preceding sentence, Lessor shall only draw upon the Letter of Credit following a Breach and only to the extent required to cure the Breach. If Lessor draws upon the Letter of Credit solely due to Lessee’s failure to renew the Letter Credit at least thirty (30) days before its expiration (i) such failure to renew shall not constitute a default hereunder and (ii) Lessee shall any time thereafter be

Lessor’s Comments 8.8.06	-3-

EXHIBIT A

MASTER LEASE

entitled to provide Lessor with a replacement Letter of Credit that satisfies the requirements hereunder, at which time Lessor shall return the cash proceeds of the original Letter of Credit drawn by Lessor. The amount of the Letter of Credit required to be maintained hereunder shall be reduced by the SD Reduction Amount on each SD Reduction Date as described above. Lessor shall cooperate reasonably with Lessee to effectuate such reductions in the amount of the Letter of Credit.

6.2 Hazardous Substances. To the best knowledge of Lessor as of the date hereof, and without any duty of investigation, no Hazardous substance is present at the Project or the soil, surface water or groundwater thereof.

6.3 Compliance with Applicable Requirements. Lessee shall not be required to cause the Premises to comply with any Applicable Requirements, request of any underwriter or rating bureau or recommendations or Lessor’s engineers or consultants requiring the construction of Alterations unless such compliance is necessitated sole due to Lessee’s particular use of the Premises. Notwithstanding the foregoing to the contrary, in the event Lessee installs Alterations of any kind in the Premises, such Alterations shall comply with all Applicable Requirements.

7.2 Maintenance. Subject to Lessor’s right of reimbursement pursuant to Paragraph 4.2 of the Lease, Lessor shall perform and construct, and Lessee shall have no responsibility to perform or construct, any repair, maintenance or improvements (a) to the HVAC, electrical, plumbing, mechanical and other building systems or (b) which could be treated as a “capital expenditure” under generally accepted accounting principles.

10.1 Real Property Taxes. “Real Property Taxes” shall not include and Lessee shall not be required to pay any tax or assessment expense or any increase therein (i) levied on Lessor’s rental income, unless such tax or assessment expense is imposed in lieu or real property taxes; (ii) excess of the amount which would be payable if such tax or assessment expenses were paid in installments over the longest permitted term; or (iii) resulting from the improvement of any of the Project for the sole use of other occupants.

11 Utilities and Services. Lessor represents that on the Commencement Date, all of the utilities serving the Premises shall be separately metered to the Premises only. If Lessee is prevented from using the Premises because of any interruption, failure, stoppage or interference of the utilities, services or access (“Interruption”) to the Premises, and such Interruption continues for seven (7) consecutive calendar days following Lessor’s receipt of written notice regarding such Interruption, and provided the restoration of the Interruption is within Lessor’s reasonable control and such Interruption was not caused by Lessee or a governmental directive, then Lessee shall, as its exclusively remedy, be entitled to an equitable abatement of rent for each consecutively day (after such 7-day period) to the extend of the interference with Lessee’s use of the Premises occasioned thereby.

Lessor’s Comments 8.8.06	-4-

EXHIBIT A

MASTER LEASE

12.1 Assignment and Subletting. Lease may, without Lessor’s prior written consent and without payment of any amount to Lessor, sublet the Premises or assign the Lease (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”):

(a) an Affiliate of Lessee;

(b) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Lessee, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (1) Lessee’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (2) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Lessee as of the date hereof; or

(c) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Lessee’s assets if such entity’s Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Lessee as of the date hereof.

Lessee shall promptly notify Lessor of any such Permitted Transfer. Lessee shall remain liable for the performance of all of the obligations of Lessor hereunder, or if Lessee no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Lessee hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Agreed Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building or the Project, Lessor or other tenants of the Building or the Project. No later than 30 days after the effective date of any Permitted Transfer, Lessee agrees to furnish Lessor with (1) copies of the instrument effecting any of the foregoing Permitted Transfers, (2) documentation establishing Lessee’s satisfaction of the requirements set forth above applicable to any such Permitted Transfer, and (3) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive the Lessor’s rights as to any subsequent assignment or subletting. “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question. “Tangible Net Worth” means the excess of the total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent assignment or subletting by a Permitted Transferee shall be subject to the terms of Paragraph 12 of the Lease.

Lessor’s Comments 8.8.06	-5-

EXHIBIT A

MASTER LEASE

12.3 Assignment and Subletting Profits.

(f) If Lessee shall sublet or assign the Premises or any part thereof or assign any interest in this Lease at a rental rate (or additional consideration) in excess of the then current Rent per rentable square foot, fifty-percent (50%) of said excess Rent (or additional consideration) shall be and become the property of Lessor and shall be paid to Lessor as it is received by Lessee, less the Lessee’s reasonable brokerage (excluding commissions paid to brokers who are Lessee’s affiliates) and legal expenses (collectively, “Lessee’s Costs”) incurred in connection with such assignment or, in the case of a sublease, less the monthly pro rata share of such Lessee’s Costs as determined by dividing such Lessee’s Costs by the number of months in the term of such sublease.

34 Signage. Lessee shall have the exclusive right, at its sole cost, to install its name and logo on the monument sign in front of the Premises, subject to Lessor’s reasonable review and approval.

55	TENANT IMPROVEMENTS

Lessors’s Tenant Improvements- Lessor at Lessor’s sole cost and expense shall construct tenant improvements with building standard materials per Exhibit “A”. Owner to provide one adequately sized supply and return air grill in each conference room and office using existing HVAC units and zoning most compatible with existing zoning; (2) 20amps, 120 volt general convenience outlet per office/conference room; 2 data rings with pull strings in each conference room / office for use by tenant data contractor; 120v junction boxes above ceiling in open office area to allow for final connection of Lessee’s power poles by Lessee’s cubicle contractor; and carpet replacement (similar style and quality to the existing) for rear lab area being demolished.

Additional Tenant Improvements- Lessor shall fully amortize the cost (plus 8% interest per annum) of the additional tenant improvements requested by Lessee “Additional Tenant Improvements” (as specifically identified in Exhibit “A”). Additional Tenant Improvements shall include: one office, two conference rooms, one wall separating the server room (to create a storage room), and a door/wall separating the lobby. Lessor shall not commence construction of the Additional Tenant Improvements until Lessee provides Lessor written approval to proceed with the Additional Tenant Improvements prior to the commencement of the construction of Lessor’s tenant improvements.

Lessee and Lessor will do a walk through upon the completion of the tenant improvements to inspect the new improvements and to make sure no damage was done to the existing improvements during construction.

Lessor’s Comments 8.8.06	-6-

EXHIBIT A

MASTER LEASE

56	APPROVAL

Unless otherwise specifically provided in the Lease, whenever the Lease requires an approval, consent, determination or judgment by either Lessor or Lessee, such approval, consent, determination, or judgment shall not be unreasonably withheld or delayed.

57	EFFECT OF ADDENDUM

All terms with initial capital letters used herein as defined terms shall have the meanings ascribed to them in the Lease unless specifically defined herein. In the event of any inconsistency between this Addendum and the Lease, the terms of this Addendum shall prevail.

LESSOR:		LESSEE:

Coast Properties, a California general partnership		Scintera Networks, Inc., a Delaware corporation

By:	/s/ Michael Smith	By:	/s/ Scott M. Gibson

Title:	General Partner	Title:	CFO

Dated:	8/30/06	Dated:	8-30-06

Lessor’s Comments 8.8.06	-7-

EXHIBIT A

MASTER LEASE

EXHIBIT A

MASTER LEASE

OFFICE 10x13
OFFICE 10x13
OFFICE 10x13
OFFICE 10x13
OFFICE 10x13
10' X 15' Storage
BREAK ROOM
WOMEN
MEN
MEN
MEN
JAN.
CONFERENCE
LOBBY 1
CONF 11'X15'
OFFICE 11X13
BOARD ROOM 13'X25'
OFFICE 12'X13'
OFFICE 12'X13'
OFFICE 12'X13'
Additional Door / Wall
Additional Private
EXHIBIT A
VCT Replaced w/ Carpet
Additional 12' X 12' Conference Rooms
Red = New Construction

8/30/06

8/30/06

EXHIBIT B

SUBLEASED PREMISES

EXHIBIT B

SUBLEASED PREMISES

4 – InPhi Columbia CR
3 - InPhi
2 – InPhi Discovery CR
1 – Shared Lobby
62 – Scintera Challenger CR
61 – Shared Kitchen
63 – Scintera
64 – Scintera
65 – Scintera
66
5 - InPhi
6 - InPhi
7 - InPhi
8 – InPahi
9 – InPhi
10 – InPhi
11 – InPhi
Shared Bathrooms
Shared Bathrooms
12 – InPhi
13 – InPhi
14 – InPhi
15 – InPhi
16 – InPhi
17 – InPhi
26 – Scintera
27 – Scintera
28 – Scintera
31 – Scintera
29 – Scintera
30 – Scintera
Shared - printer
32 – Scintera
35 – Scintera
33 – Scintera
36 – Scintera
34 – Scintera
37 – Scintera
Shared - Printer, Fax
38 – Scintera
39 – Scintera
40 – Scintera
41 – Scintera
42 – Scintera
43 – Scintera
47 – Scintera
46 – Scintera
45 – Scintera
44 – Scintera
45
44
55 – Shared Server room
54 – Scintera Office supplies
18 – InPhi
19 – InPhi
20 – InPhi
21 – InPhi
22 – InPhi
23 – InPhi
24 – InPhi
25 – InPhi
67 – InPhi
68 – InPhi
69 – InPhi
70 – InPhi
71 - InPhi
72 - InPhi
73 - InPhi
74 - InPhi
75 – Scintera
78 – Scintera
76 – Scintera
79 – Scintera
77 – Scintera
80 – Scintera
81 – Scintera
84 – Scintera
82 – Scintera
85 – Scintera
83 – Scintera
86 – Scintera
87 – Scintera
92 – Scintera
88 – Scintera
91 – Scintera
89 – Scintera
90 – Scintera
93 – Scintera
94 – Scintera
95 – Scintera
48 – Inphi Lab
49 – Scintera Atlantis CR
50 – Scintera Endeavor CR
LEGEND
Inphi
Shared
Scintera
Updated 12/11/07
Not to scale
52 – Shared Lab
53 – Scintera RF lab

EXHIBIT C

SHARED AREAS

EXHIBIT C

SHARED AREAS

4 – InPhi Columbia CR
3 - InPhi
2 – InPhi Discovery CR
1 – Shared Lobby
62 – Scintera Challenger CR
61 – Shared Kitchen
63 – Scintera
64 – Scintera
65 – Scintera
66
5 - InPhi
6 - InPhi
7 - InPhi
Shared Bathrooms
Shared Bathroom
55 – Shared Server room
54 – Scintera Office supplies
48 – InPhi Lab
49 – Scintera Atlantis CR
50 – Scintera Endeavor CR
LEGEND
InPhi
Shared
Scintera
Updated 12/11/07
Not to scale
52 – Shared Lab
53 – Scintera RF lab

EXHIBIT D

FURNITURE

Chairs

Conference: 19

Desk: 19

Visitor, vinyl back and seat: 4

Visitor, fabric back and seat: 8

Conference tables: 2

Credenzas: 1

Cubicles*: 4

Desks**: 4

File cabinets**

2-drawer lateral: 4

3-drawer vertical: 4

Floor mats: 9

Overhead-bin-and-tack-board units**: 4

Projection screens, pull-down: 2

Telephones

Desk: 21

Polycom: 2

Wall clocks: 2

Whiteboards

Wall-mounted: 5

Cubicle: 13

*	Each cubicle is counted as one piece of furniture. One cubicle, in addition to its shared/unshared walls, is made up of a desktop; two overhead bins (one open, one locking); and two vertical file cabinets (one 2-drawer, one 3-drawer); one tack board. Additional items to be found in cubicles (telephones, desk chairs, whiteboards, floor mats) are counted separately.

NOTE – Cubicle 9 has 2 locking overhead bins and no open bin

**	Office furniture

EXHIBIT E

SERVICES

1. Routine janitorial services.

2. Utilities for standard water, gas, and electricity service.

3. Telephone and data communication lines serving the Subleased Premises.

4. Kitchen supplies routinely provided by Sublessor for its employees.

CONSENT TO SUBLEASE

Master Lessor hereby acknowledges receipt of a copy of this Sublease and consents to the terms and conditions of this Sublease. By this consent, Master Lessor shall not be deemed in any way to have entered the Sublease or to have consented to any further assignment or sublease.

MASTER LESSOR:

Inland American/Stephens (Sonora) Ventures, LLC, a Delaware limited liability company

By:	[SIGNATURES]

Its:	Manager

Dated:	1/23/08

FIRST AMENDMENT

TO SUBLEASE

BETWEEN

SCINTERA NETWORKS, INC.

AND

INPHI CORPORATION

This First Amendment to Sublease (“First Amendment”) is dated this 1st day of December 2009 by and between SCINTERA NETWORKS, INC., a Delaware corporation (“Sublessor”) and INPHI CORPORATION (“Sublessee”), a Delaware corporation.

RECITALS

A. Original Sublease: On November 15, 2007, Sublessee and Sublessor entered into a Sublease agreement covering approximately 8,000 square feet of space located at 1154 Sonora Court, Sunnyvale, California (“Premises”).

B. Desire to Amend: Sublessor and Sublesee desire to amend the Sublease as set forth below.

NOW, THEREFORE, in consideration of the Recitals, the mutual covenants herein contained and for other good and valuable consideration, the parties agree as follows:

1. Controlling Document: When there is a conflict between the First Amendment and the Sublease, the First Amendment shall control.

2. Term: The term of the Sublease is hereby extended for one (1) year (“First Extension Term”) commencing January 1, 2010, and ending December 31, 2010.

3. Base Rent: $0.50 psf/mo/NNN ($4,000/mo)

Additional Rent: $1.225 psf/mo ($9,800/mo)

First Amendment to Sublease Between Scintera Networks Inc. and Inphi Corporation

4. Terms and Conditions: All other terms and conditions to be in accordance with the Sublease.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized representatives as of the day and year first above written.

SUBLESSOR
SCINTERA NETWORKS, INC

By	/s/ Scott M. Gibson
Scott M. Gibson, Chief Financial Officer

SUBLESSEE
INPHI CORPORATION

By	/s/ John Edmunds
John Edmunds, Chief Financial Officer

First Amendment to Sublease Between Scintera Networks Inc. and Inphi Corporation